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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement
on Form S-3 of Calpine Corporation for the registration of           shares of
its common stock and   % Senior Notes due 2004,   % Senior Notes due 2006,   %
Senior Notes due 2009 and   % Senior Notes due 2011, of our report of Sumas
Cogeneration Company, L.P. and Subsidiary dated January 20, 1999, on our audits of the consolidated financial statements of Sumas Cogeneration Company, L.P. and Subsidiary as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, which report is included in Calpine Corporation's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."

                                          MOSS ADAMS LLP

Everett, Washington
February 18, 1999